UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 24, 2005

CYBERKINETICS NEUROTECHNOLOGY SYSTEMS, INC.
(Exact name of registrant specified in charter)

Delaware (State of Incorporation)	000-50505 (Commission File Number)	13-4287300 (IRS Employer Identification No.)

100 Foxborough Blvd., Suite 240
Foxborough, MA 02035
(Address of principal executive offices) (Zip Code)

(508) 549-9981
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry Into a Material Definitive Agreement.

On March 24, 2005, the Board of Directors (the “Board”) of Cyberkinetics Neurotechnology Systems, Inc. (the “Registrant”) entered into an Employment Agreement (the “Agreement”) with John P. Donoghue, Ph.D., the Registrant’s Chief Scientific Officer.  Dr. Donoghue is a founder and director of the Registrant.  From July 2002 until December 31, 2004, Dr. Donoghue was a consultant to the Registrant.  For a description of the terms and conditions of the Agreement, see Item 5.02 below.

Item 5.02.   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c) Effective January 1, 2005, John P. Donoghue, Ph.D., was appointed as Chief Scientific Officer of the Registrant.  Dr. Donoghue is a founder and director of the Registrant.  In July 2002, the Registrant entered into a Consulting Agreement (the “Consulting Agreement”) with Dr. Donoghue.  Under the terms of the Consulting Agreement, Dr. Donoghue received a consulting fee of $57,690 in 2004 and $126,344 in 2003.

The Agreement amends certain terms of the Consulting Agreement, which terms continue in full force and effect.  Under the terms of the Agreement, from January 1, 2005 through August 31, 2005 (the “Initial Period”), Dr. Donoghue will devote 50% of his working time to the Registrant.  Such time commitment may be changed after the Initial Period upon mutual agreement of the Registrant and Dr. Donoghue; however, the Registrant will offer Dr. Donoghue the opportunity to work at least one day per week for the Registrant until April 30, 2008, absent unusual circumstances.  During the Initial Period, Dr. Donoghue will earn a base salary of $253,041 per annum.  After the Initial Period, Dr. Donoghue’s annual base salary will be pro rated based on Dr. Donoghue’s time commitment to the Registrant.  After April 30, 2008, Dr. Donoghue’s employment relationship with the Registrant will be on an at-will basis.  A copy of the Agreement is filed with this Current Report as Exhibit 10.2.

Set forth below is biographical information regarding Dr. Donoghue:

John P. Donoghue, Ph.D., age 56, co-founded the Registrant in 2001. He is currently the Henry Merritt Wriston Professor at Brown University. Since 1991, Dr. Donoghue has been Chairman of the Department of Neuroscience and since 1998 he has served as Executive Director of the Brain Science Program at Brown University. Dr. Donoghue has performed over 20 years of research on brain computer interfaces and his laboratory is internationally recognized as a leader in this field. His research has been funded by the National Institute of Health (“NIH”), the National Science Foundation, and the Defense Advanced Research Projects Agency, as well as private foundations. Dr. Donoghue has over 50 publications, including in top journals such as Nature, Science and the Journal of Neuroscience and he has served on many external advisory panels, including those for the NIH’s Neurology and Mental Health institutes and the space medicine panel of the National Aeronautics and Space Administration. Dr. Donoghue received an A.B. from Boston University in 1971, an M.S. in Anatomy from the University of Vermont in 1976 and a Ph.D. in Neuroscience from Brown University in 1979.

Item 9.01.   Financial Statements and Exhibits.

(c) Exhibits:

Exhibit Number	Description

10.1	Consulting Agreement by and between the Registrant and John P. Donoghue, Ph.D. (1)

10.2	Employment Agreement by and between the Registrant and John P. Donoghue, Ph.D.

(1)                              Incorporated by reference to the Registrant’s Quarterly Report on Form 10-QSB filed on November 15, 2004 (No. 000-50505).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cyberkinetics Neurotechnology Systems, Inc.

Date: March 28, 2005	By:	/s/ Timothy R. Surgenor
Timothy R. Surgenor
Chief Executive Officer
(Duly Authorized Officer)

EXHIBIT INDEX

Exhibit Number	Description

10.1	Consulting Agreement by and between the Registrant and John P. Donoghue, Ph.D. (1)

10.2	Employment Agreement by and between the Registrant and John P. Donoghue, Ph.D.

(1)                                  Incorporated by reference to the Registrant’s Quarterly Report on Form 10-QSB filed on November 15, 2004 (No. 000-50505).